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                                                                     EXHIBIT 4

                               AMENDMENT NO. 1 TO
                           NOTE CONVERSION AGREEMENT

         The Note Conversion Agreement dated as of September 29th, 1995 by and between Rodman & Renshaw Capital Group, Inc. (the "Company") and Confia, S.A., Institucion de Banca Multiple, Abaco Grupo Financiero, a banking corporation incorporated under the laws of the United Mexican States ("Confia") is hereby amended as follows:

1.       Amendments.

         1.1 From and after the day hereof, the definition of the term "Note" in Section 1 is hereby amended to delete the date of "September 30, 1995" in clause (i) and to insert in lieu thereof "November 10, 1995."

         1.2 From and after the day hereof, Section 2 is hereby amended to add the following sentence: "Confia further agrees to lend the Company an additional $10,000,000 on or prior to November 10, 1995."

2. Miscellaneous. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, excluding that body of laws relating to conflict of laws. Except as specifically amended hereby, the Note Conversion Agreement shall remain in full force and effect in accordance with its existing terms, but each reference in the Note Conversion Agreement to "this Agreement," "hereunder," "hereof" or words of like import, and references to the Note Conversion Agreement in any and all instruments or documents in connection therewith shall, except where the context otherwise requires, be deemed a reference to the Note Conversion Agreement as amended hereby.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

                                      RODMAN & RENSHAW CAPITAL GROUP, INC.


                                      By:     /s/ Charles W. Daggs, III
                                            -----------------------------------
                                      Name:  Charles W. Daggs, III
                                      Title: President & Chief Executive Officer



                                      CONFIA, S.A., INSTITUCION DE BANCA
                                      MULTIPLE, ABACO GRUPO FINANCIERO


                                      By:     /s/ Mario Velasco Coppel
                                            -----------------------------------
                                      Name:  Mario S. Velasco Coppel
                                      Title: Responsible Regional -
                                                 Monterrey